EXHIBIT 32.1

Section 1350 Certifications
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Allegion plc (the Company), does hereby certify that:

The Annual Report on Form 10-K for the year ended December 31, 2016 (the Form 10-K) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David D. Petratis
David D. Petratis
Principal Executive Officer
February 17, 2017

/s/ Patrick S. Shannon
Patrick. S. Shannon
Principal Financial Officer
February 17, 2017